As filed with the Securities and Exchange Commission on January 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARROLS RESTAURANT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	16-1287774
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S Employer Identification Number)

968 JAMES STREET, SYRACUSE, NEW YORK	13203
(Address of Principal Executive Offices)	(Zip Code)

CARROLS RESTAURANT GROUP, INC.

2006 STOCK INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Joseph A. Zirkman, Esq.

Vice President, General Counsel, Secretary

Carrols Restaurant Group, Inc.

968 James Street

Syracuse, New York 13203

(315) 424-0513

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Wayne A. Wald, Esq.

Akerman Senterfitt LLP

335 Madison Avenue, 26th Floor

New York, New York 10017

(212) 880-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities To Be registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock $0.01 par value	1,000,000	$11.08	$11,080,000	$1,270

(1)	This Registration Statement covers 1,000,000 additional shares of common stock, par value $0.01 per share, of Carrols Restaurant Group, Inc. (the “Company”) for offer or sale under the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”). This Registration Statement also covers an indeterminate number of shares of the Company’s common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the Plan in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on The NASDAQ Global Market on January 19, 2012.

EXPLANATORY NOTE

Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”, and together with its subsidiaries, “we”, “our” and “us”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, on June 8, 2007 (Reg. No. 333-143622) covering the registration of 3,300,000 shares of our common stock authorized for grant under the Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”). As permitted by Instruction E of Form S-8, the contents of Registration Statement No. 333-143622 filed by us on Form S-8 on June 8, 2007 are incorporated herein by reference.

On April 11, 2011, our Compensation Committee approved an amendment to the Plan, among other items, increasing the number of shares of common stock available for issuance thereunder by an additional 1,000,000 shares. Our stockholders approved the amendment to the Plan at the annual meeting of stockholders held on June 9, 2011. A description of the amendment to the Plan is included in our definitive proxy statement on Schedule 14A filed on April 28, 2011, with respect to our annual meeting of stockholders held on June 9, 2011. This registration statement registers the additional 1,000,000 shares of our common stock authorized for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Carrols Restaurant Group is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by us with the Commission pursuant to the Exchange Act, are incorporated by reference in this registration statement:

a.	Our Annual Report on Form 10-K for the fiscal year ended January 2, 2011, filed with the Commission on March 18, 2011;

b.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2011, filed with the Commission on May 12, 2011;

c.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2011, filed with the Commission on August 12, 2011;

d.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended October 2, 2011, filed with the Commission on November 14, 2011;

e.	Our Current Reports on Form 8-K filed with the Commission on June 13, 2011, July 22, 2011, July 25, 2011, August 2, 2011, August 5, 2011, August 8, 2011, August 22, 2011, August 25, 2011, November 4, 2011, November 14, 2011, December 16, 2011 December 27, 2011, January 6, 2012 and January 20, 2012; and

f.	The description of our common stock, par value $.01 per share, set forth in our Registration Statement on Form 8-A, filed with the Commission on November 30, 2006;

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed), prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filings of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4.1	Form of Registration Agreement by and among Carrols Holdings Corporation, Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation’s 1996 Annual Report on Form 10-K).

4.2	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.07 of the Company’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended).

5.1	Opinion of Akerman Senterfitt LLP.*

10.1	2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.27 to Carrols Restaurant Group Inc.’s Registration Statement on Form S-1, as amended (Registration No. 333-137524)).+

10.2	Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of March 24, 2010 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.’s Definitive Proxy Statement filed on April 28, 2011).+

10.3	Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of April 11, 2011 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.’s Definitive Proxy Statement filed on April 28, 2011).+

10.4	Form of Amendment No. 1 to Registration Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.32 of the Company’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended).

10.5	Registration Rights Agreement, dated as of June 16, 2009, by and among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 4.1 of Carrols Restaurant Group, Inc.’s and Carrols Corporation’s Form 10-Q filed on August 5, 2009)

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*	filed herewith
+	compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on this 25th day of January, 2012.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Joseph A. Zirkman
Joseph A. Zirkman
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Joseph A. Zirkman and Paul R. Flanders, and each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, to execute for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Daniel T. Accordino Daniel T. Accordino	Chief Executive Officer, President and Director (Principal Executive Officer)	January 25, 2012

/s/ Paul R. Flanders Paul R. Flanders	Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2012

/s/ Clayton E. Wilhite Clayton E. Wilhite	Chairman of the Board of Directors	January 25, 2012

/s/ Brian P. Friedman Brian P. Friedman	Director	January 25, 2012

/s/ Nicholas Daraviras Nicholas Daraviras	Director	January 25, 2012

/s/ Jack A. Smith Jack A. Smith	Director	January 25, 2012

/s/ Joel M. Handel Joel M. Handel	Director	January 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Registration Agreement by and among Carrols Holdings Corporation, Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation’s 1996 Annual Report on Form 10-K).

4.2	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.07 of the Company’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended).

5.1	Opinion of Akerman Senterfitt LLP.*

10.1	2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.27 to Carrols Restaurant Group Inc.’s Registration Statement on Form S-1, as amended (Registration No. 333-137524)).+

10.2	Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of March 24, 2010 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.’s Definitive Proxy Statement filed on April 28, 2011).+

10.3	Amendment to Carrols Restaurant Group, Inc. 2006 Stock Incentive Plan, dated as of April 11, 2011 (incorporated by reference to Appendix A of Carrols Restaurant Group, Inc.’s Definitive Proxy Statement filed on April 28, 2011).+

10.4	Form of Amendment No. 1 to Registration Agreement, by and among Carrols Restaurant Group, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners, II, L.P., BIB Holdings (Bermuda) Ltd., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.32 of the Company’s Registration Statement on Form S-1 (Registration No. 333-137524), as amended).

10.5	Registration Rights Agreement, dated as of June 16, 2009, by and among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 4.1 of Carrols Restaurant Group, Inc.’s and Carrols Corporation’s Form 10-Q filed on August 5, 2009)

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*	filed herewith
+	compensatory plan or arrangement